Exhibit 32.2

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Gary D. Woerz, CFO of American International Industries, Inc, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005.

The undersigned certifies that the above report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above report fairly presents, in all respects, the financial condition of American International Industries, Inc. and results of its operations.

Date: June 27, 2006
Gary D. Woerz
Chief Financial Officer
/s/ Gary D. Woerz